As filed with the Securities and Exchange Commission on April 19, 2000

                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                       INTEGRATED DEVICE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                     94-2669985
    (State or Other Jurisdiction of                       (IRS Employer
    Incorporation or Organization)                     Identification Number)

                               ------------------

                                2975 Stender Way
                          Santa Clara, California 95054
           (Address of Principal Executive Offices including Zip Code)

                               ------------------

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                        1984 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               ------------------

         James Laufman, Esq.                            Copy to:
           General Counsel                      Christoper Kaufman, Esq.
  INTEGRATED DEVICE TECHNOLOGY, INC.                Latham & Watkins
           2975 Stender Way                      135 Commonwealth Drive
    Santa Clara, California 95054             Menlo Park, California 94025
            (408) 727-6116                           (650) 328-4600

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          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                    ---------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
                                                                    Maximum           Maximum
                  Title of                         Amount           Offering         Aggregate        Amount of
              Securities to be                     to be           Price Per         Offering        Registration
                 Registered                    Registered (1)      Share (2)         Price (1)           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share          1,500,000            $37.28         $55,920,000      $14,762.88
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Integrated Device Technology, Inc. 1984 Employee Stock Purchase Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Integrated Device Technology, Inc. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) registered hereunder based on the average high and low prices for the Company's Common Stock as reported on the Nasdaq National Market System on April 17, 2000.

     Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

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

                                  Total Pages 3
                         Exhibit Index Appears on Page 2

         Integrated Device Technology, Inc. (the "Company") filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $.001 per share (the "Common Stock") to be offered and sold under the plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statements are incorporated in this Registration Statement by reference: (1) Registration Statement on Form S-8, filed March 30, 1992 (File No. 033-46831), (2) Registration Statement on Form S-8, filed August 5, 1994 (File No. 033-54937), (3) Registration Statement on Form S-8, filed September 26, 1997 (File No. 333-36601) and (4) Registration Statement of Form S-8, filed September 25, 1998 (File No. 333-64279).

Item 8. Exhibits
        --------

         5.1.     Opinion of Latham & Watkins.

         23.1.    Consent of PricewaterhouseCoopers LLP.

         23.2.    Consent of Latham & Watkins (included in Exhibit 5.1).

         24. Power of Attorney (included in the signature page to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 19, 2000.

                            INTEGRATED DEVICE TECHNOLOGY, INC.

                            By: /s/ Alan F. Krock
                                ----------------------------------------
                                Alan F. Krock, Vice President, Chief
                                Financial Officer (Principal Financial and
                                Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alan Krock and James Laufman, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                                Title                                       Date
---------                                -----                                       ----
/s/ Jerry G. Taylor                      President, Chief Executive Officer and      April 19, 2000
-------------------------------------    Director (Principal Executive Officer)
Jerry G. Taylor


/s/ Carl E. Berg
-------------------------------------    Director                                    April 19, 2000
Carl E. Berg


/s/ John C. Bolger
-------------------------------------    Director                                    April 19, 2000
John C. Bolger


/s/ Federico Faggin
-------------------------------------    Director                                    April 19, 2000
Federico Faggin

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